EXHIBIT 10.3

EXHIBIT A

PDC ENERGY, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

PLAN FREEZE AMENDMENT

THIS PLAN FREEZE AMENDMENT to the PDC Energy, Inc. Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Plan”) is adopted on this 7th day of December, 2017 (the “Effective Date”).

PREAMBLE

WHEREAS, the Board of Directors (the “Board”) of PDC Energy, Inc. (the “Company”) has the general authority to amend, modify, or terminate the Plan pursuant to Section 10.7 of the Plan; and

WHEREAS, the Company wishes to amend the Plan as set forth herein to implement a Plan freeze, effective as of the Effective Date.

NOW THEREFORE, the Board hereby amends the Plan as follows:

AMENDMENT

1.Terms of Amendment. As of the Effective Date, a new Article XII is added to the Plan, to read as follows:

“ARTICLE XII
PLAN FREEZE

Section 12.1 Implementation of Plan Freeze. The Plan is hereby frozen effective as of December 7, 2017 (the “Effective Date”). On and after the Effective Date, (i) no new Participants shall be permitted in the Plan, (ii) no new Deferred Compensation Elections shall be permitted under the Plan, and (iii) any Deferred Compensation Elections that would otherwise roll forward and apply automatically in respect of future Plan Years shall be deemed null and void with respect to such future Plan Years. Nothing in this Article XII shall affect Deferred Compensation Elections in effect as of the Effective Date. Participant Accounts shall continue to be administered and shall be distributed in accordance with the remaining provisions of the Plan.”

2.    Remaining Provisions of Plan Unaffected. All terms and conditions of the Plan other than those specifically amended herein shall be unaffected by this Amendment and shall continue in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan Freeze Amendment as of the date first indicated above.

PDC ENERGY, INC.
A Delaware corporation

By: Daniel W. Amidon
Its: SVP General Counsel and Secretary